EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the inclusion in this Annual Report on Form 10-K of Telemonde, Inc., of our report on the consolidted statements of financial condition of Telemonde, Inc., dated February 7, 2000 (Notes 14 and 17 as of March 21, 2000).

                                                    MOORE STEPHENS



March 29,2000